Exhibit 25(a)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ☐

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

13-5266470 (I.R.S. employer identification no.)

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

AVISTA CORPORATION
(Exact name of obligor as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-0462470 (I.R.S. employer identification no.)

1411 East Mission
Spokane, Washington (Address of principal executive offices)	99202-2600 (Zip Code)

Debt Securities
(Title of the indenture securities)

Item 1. General Information.
Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
Item 16.	List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 — Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 — Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2009-attached)

Exhibit 8 — Not applicable.

Exhibit 9 — Not applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of November, 2009.

CITIBANK, N.A.
By	/s/ Wafaa Orfy
Wafaa Orfy
Vice President

Exhibit 7
CITIGROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
Citigroup Inc. and Subsidiaries

	September 30,	December 31,
In millions of dollars, except shares	2009	2008
	(Unaudited)
Assets
Cash and due from banks (including segregated cash and other deposits)	$26,482	$29,253
Deposits with banks	217,730	170,331
Federal funds sold and securities borrowed or purchased under agreements to resell (including $87,886 and $70,305 as of September 30, 2009 and December 31, 2008, respectively, at fair value)	197,357	184,133
Brokerage receivables	34,667	44,278
Trading account assets (including $128,154 and $148,703 pledged to creditors at September 30, 2009 and December 31, 2008, respectively)	340,697	377,635
Investments (including $18,413 and $14,875 pledged to creditors at September 30, 2009 and December 31, 2008, respectively)	261,890	256,020
Loans, net of unearned income
Consumer (including $30 and $36 at September 30, 2009 and December 31, 2008, respectively, at fair value)	441,491	481,387
Corporate (including $1,475 and $2,696 at September 30, 2009 and December 31, 2008, respectively, at fair value)	180,720	212,829

Loans, net of unearned income	$622,211	$694,216
Allowance for loan losses	(36,416)	(29,616)

Total loans, net	$585,795	$664,600
Goodwill	25,423	27,132
Intangible assets (other than MSRs)	8,957	14,159
Mortgage servicing rights (MSRs)	6,228	5,657
Other assets (including $13,670 and $21,372 as of September 30, 2009 and December 31, 2008 respectively, at fair value)	159,769	165,272
Assets of discontinued operations held for sale	23,604	—

Total assets	$1,888,599	$1,938,470

Liabilities
Deposits
Non-interest-bearing deposits in U.S. offices	$77,460	$55,485
Interest-bearing deposits in U.S. offices (including $919 and $1,335 at September 30, 2009 and December 31, 2008, respectively, at fair value)	244,856	234,491

Total U.S. deposits	$322,316	$289,976
Non-interest-bearing deposits in offices outside the U.S.	40,606	37,412
Interest-bearing deposits in offices outside the U.S. (including $1,110 and $1,271 at September 30, 2009 and December 31, 2008, respectively, at fair value)	469,681	446,797

Total international deposits	$510,287	$484,209

Total deposits	$832,603	$774,185
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $116,693 and $138,866 as of September 30, 2009 and December 31, 2008, respectively, at fair value)	178,159	205,293
Brokerage payables	57,672	70,916

	September 30,	December 31,
In millions of dollars, except shares	2009	2008
	(Unaudited)
Trading account liabilities	130,540	165,800
Short-term borrowings (including $1,443 and $17,607 at September 30, 2009 and December 31, 2008, respectively, at fair value)	64,731	126,691
Long-term debt (including $27,186 and $27,263 at September 30, 2009 and December 31, 2008, respectively, at fair value)	379,557	359,593
Other liabilities (including $14,819 and $11,889 as of September 30, 2009 and December 31, 2008, respectively, at fair value)	86,384	91,970
Liabilities of discontinued operations held for sale	16,004	—

Total liabilities	$1,745,650	$1,794,448

Citigroup stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 12,038 at September 30, 2009, at aggregate liquidation value	$312	$70,664
Common stock ($0.01 par value; authorized shares: 60 billion), issued shares: 23,044,331,654 and 5,671,743,807 at September 30, 2009 and December 31, 2008, respectively.	230	57
Additional paid-in capital	78,802	19,165
Retained earnings	85,208	86,521
Treasury stock, at cost: September 30, 2009—180,384,393 shares and December 31, 2008—221,675,719 shares	(6,059)	(9,582)
Accumulated other comprehensive income (loss)	(17,651)	(25,195)

Total Citigroup stockholders’ equity	$140,842	$141,630
Noncontrolling interest	2,107	2,392

Total equity	$142,949	$144,022

Total liabilities and equity